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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
CellStar Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report covering the November 30, 2000 consolidated financial statements contains an explanatory paragraph regarding the restatement of such financial statements.



                                    KPMG LLP


Dallas, Texas
August 27, 2001